UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
     On October 15, 2009, following stockholder approval at the Annual Meeting of Stockholders of Landec Corporation (the “Company”), the 2009 Stock Incentive Plan (the “Plan”) became effective and no further awards will be made under the Company’s 2005 Stock Incentive Plan or any other Company equity award plan.  Employees (including officers), consultants and directors of the Company and its subsidiaries and affiliates are eligible to participate in the Plan.

     The Plan provides for the grant of stock options (both nonstatutory and incentive stock options), stock grants, stock units and stock appreciation rights. Awards under the Plan will be evidenced by an agreement with the Plan participant.  One million nine hundred thousand (1,900,000) shares of the Company’s common stock (“Shares”) are available for awards under the Plan. Under the Plan no recipient may be awarded any of the following during any fiscal year: (i) stock options covering in excess of 500,000 Shares; (ii) stock grants and stock units covering in excess of 250,000 Shares in the aggregate; or (iii) stock appreciation rights covering more than 500,000 Shares. In addition, awards to non-employee directors are discretionary. However, a non-employee director may not be granted awards covering in excess of 30,000 Shares in the aggregate during any fiscal year.

     The Company’s Compensation Committee will administer the Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 and awards intended to qualify as performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee or a subcommittee thereof will administer the Plan with respect to all other awards.

     The Board of Directors may amend the Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. The Board of Directors may terminate the Plan at any time and for any reason. The term of the Plan is seven years from the date of stockholder approval. The Plan is currently set to terminate on the date of the 2016 annual meeting of stockholders  unless re-adopted or extended by the stockholders prior to or on such date.

     The foregoing description of the Plan is only a summary and is qualified in its entirety by reference to the Plan, which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Description

99.1	2009 Stock Incentive Plan

99.2	2009 Stock Incentive Plan-Form of Stock Grant Agreement

99.3	2009 Stock Incentive Plan-Form of Notice of Stock Option Grant and Stock Option Agreement

99.4	2009 Stock Incentive Plan-Form of Stock Unit Agreement

99.5	2009 Stock Incentive Plan-Form of Notice of Grant of Stock Appreciation Right and Stock Appreciation Right Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: October 19, 2009	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	2009 Stock Incentive Plan

99.2	2009 Stock Incentive Plan-Form of Stock Grant Agreement

99.3	2009 Stock Incentive Plan-Form of Notice of Stock Option Grant and Stock Option Agreement

99.4	2009 Stock Incentive Plan-Form of Stock Unit Agreement

99.5	2009 Stock Incentive Plan-Form of Notice of Grant of Stock Appreciation Right and Stock Appreciation Right Agreement